Exhibit 99.1

Double Eagle Acquisition Corp. Announces the Separate Trading of Its Class A Ordinary Shares and Warrants

LOS ANGELES, Nov. 5, 2015 /PRNewswire/ — Double Eagle Acquisition Corp. (Nasdaq: EAGLU) (the “Company”) announced that holders of the units sold in the Company’s initial public offering of 50,000,000 units completed on September 16, 2015 (the “offering”) may elect to separately trade the Class A ordinary shares and warrants included in the units. Those units not separated will continue to trade on the Nasdaq Capital Market under the symbol “EAGLU”, and each of the Class A ordinary shares and warrants will separately trade on the Nasdaq Capital Market under the symbols “EAGL” and “EAGLW”, respectively.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained from Deutsche Bank Securities, Attn: Prospectus Group, 60 Wall Street, New York, NY 10005, telephone: 800-503-4611, or by emailing prospectus.CPDG@db.com; or from BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, New York, NY 10038, by telephone at 212-647-2380 or by emailing dg.prospectus_requests@baml.com.

About Double Eagle Acquisition Corp.

Double Eagle Acquisition Corp. was formed for the purpose of combining with one or more businesses through a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. Its efforts in identifying a prospective target business will be focused on, but not limited to, the media and entertainment industries. The Company’s sponsor is Double Eagle Acquisition LLC, of which media executive Jeff Sagansky is the Managing Member. Joining him in the management of the Company is Chief Financial Officer James Graf, who served in that capacity for Mr. Sagansky’s two prior public acquisition vehicles, and Eli Baker, who joins the team as Vice President, General Counsel and Secretary, and was a director of one of Mr. Sagansky’s prior public acquisition vehicles.

Information Concerning Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the Company’s expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to, the following: changes in general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurances that the actual results or developments anticipated by the Company will be realized, or even if realized, that they will have the expected consequences to or effects on the Company, its business or operations. The Company has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

SOURCE Double Eagle Acquisition Corp.